UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2025
METLIFE, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-15787			13-4075851
(Commission File Number)			(IRS Employer Identification No.)

200 Park Avenue,	New York,	NY	10166-0188
(Address of Principal Executive Offices)			(Zip Code)
(212) 578-9500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MET	New York Stock Exchange
Floating Rate Non-Cumulative Preferred Stock, Series A, par value $0.01	MET PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.625% Non-Cumulative Preferred Stock, Series E	MET PRE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.75% Non-Cumulative Preferred Stock, Series F	MET PRF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 Results of Operations and Financial Condition.
On February 5, 2025, MetLife, Inc. issued (i) a news release announcing its results for the quarter and full year ended December 31, 2024 (the “Earnings Release”), a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, (ii) a Quarterly Financial Supplement for the quarter ended December 31, 2024 (the “Quarterly Financial Supplement”), a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference and (iii) a fact sheet setting forth its total assets under management as of December 31, 2024 (the "Total AUM Fact Sheet"), a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
The Earnings Release and the Quarterly Financial Supplement are furnished and not filed pursuant to instruction B.2 of Form 8-K. The foregoing description of the Total AUM Fact Sheet is not complete and is qualified in its entirety by reference to the Total AUM Fact Sheet.
Item 7.01 Regulation FD Disclosure.
On February 5, 2025, MetLife, Inc. issued a supplemental slide presentation for the quarter and full year ended December 31, 2024, as well as outlook information (the “Supplemental Slides”), a copy of which is attached hereto as Exhibit 99.4 and is incorporated herein by reference. The slides highlight information in MetLife, Inc.’s Earnings Release and Quarterly Financial Supplement and provide outlook information, as well as other prior public disclosures. The Supplemental Slides are furnished and not filed pursuant to instruction B.2 of Form 8-K.
Item 8.01 Other Events.
The text of Item 2.02 above with respect to the Total AUM Fact Sheet is incorporated herein by reference.
Consolidated Company Outlook
As used herein, “MetLife,” “we,” and “our” refer to MetLife, Inc., a Delaware corporation incorporated in 1999, its subsidiaries and affiliates.
At the December 2024 Investor Day, we introduced our New Frontier five-year strategy which is designed to accelerate growth across our global platform while delivering attractive returns and all-weather performance. Our New Frontier strategy builds upon the success of our five-year Next Horizon strategy, which we announced in 2019, with an aim to focus, simplify and differentiate the Company.
Our outlook reflects continued uncertainty around inflation and unemployment in 2025. We expect the U.S. dollar to strengthen in 2025 compared to 2024.
Based on the forward yield curve as of December 31, 2024, we expect long-term interest rates to remain stable in 2025 with the yield curve steepening, as short-term interest rates decline. We believe that our investment portfolio is highly diversified and positioned to perform well in a variety of economic scenarios.
As of December 31, 2024, we had $5.1 billion of cash and liquid assets at the holding companies which is above the high end of our $3.0 billion to $4.0 billion holding company cash target. In 2025, we expect to maintain this holding company cash target. We have also returned a total of approximately $21.0 billion to shareholders from 2020 through 2024, and we expect to generate approximately $25.0 billion in free cash flow over the next five years.
Our continued capital stress testing and longstanding commitment to liquidity position us to withstand a variety of economic conditions. We do not expect any material liquidity deficiencies, and we expect to remain able to comply with the financial covenants of our credit agreements. We will continue reviewing accounting estimates, asset valuations and various financial scenarios for capital and liquidity implications.
Assuming (i) interest rates follow the observable forward yield curves as of December 31, 2024, including a 10-year U.S. Treasury rate of 4.69% at December 31, 2025, (ii) S&P 500 equity index annual return of 5%, and (iii) private equity annual returns between 9% to 11% over the near-term; we expect to maintain the two-year average annual ratio of free cash flow to adjusted earnings, excluding total notable items, at 65% to 75%.
Further, based on the aforementioned assumptions, we (i) increased our target for adjusted return on equity1, excluding total notable items, from 13% - 15% to 15% - 17%, and (ii) established a new target of double-digit adjusted earnings per share growth, excluding total notable items, over the near-term.
Based on our continued focus on expense discipline and our overall efficiency mindset, we lowered our full year direct expense ratio target, excluding total notable items related to direct expenses and pension risk transfers, from 12.3% to (i) 12.1% over the near-term and (ii) 11.3% over the New Frontier period.
Our outlook relies on the accuracy of our assumptions about future economic and business conditions, which can be affected by known and unknown risks, uncertainties and other factors. We continually review our assumptions, implement mitigation plans, and take precautions. We may revise our outlook as we obtain more information regarding economic conditions, regulatory changes, and other events, and the impact of these events on our business operations, investment portfolio, derivatives, financial results and financial condition.
__________________
1Beginning with fourth quarter and full year 2024 results and going forward, “adjusted return on equity” refers to return on equity, excluding accumulated other comprehensive income other than foreign currency translation adjustments and certain ceded reinsurance-related embedded derivatives.

Forward-Looking Statements
The forward-looking statements in this Item 8.01 of MetLife, Inc.’s Current Report on Form 8-K, which contain words such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms, are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife, Inc.’s future results could differ, and it does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved.
We refer to observable forward yield curves as of a particular date in connection with making our estimates for future results. The observable forward yield curves at a given time are based on implied future interest rates along a range of interest rate durations. This includes the 10-year U.S. Treasury rate which we use as a benchmark rate to describe longer-term interest rates used in our estimates for future results.

Item 9.01 Financial Statements and Exhibits.

99.1	News release of MetLife, Inc., dated February 5, 2025, announcing its results for the quarter and full year ended December 31, 2024

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2024

99.3	Total AUM Fact Sheet as of December 31, 2024

99.4	Supplemental Slides for the quarter and full year ended December 31, 2024 and Outlook

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Tamara L. Schock
	Name:	Tamara L. Schock
	Title:	Executive Vice President and Chief Accounting Officer
Date: February 5, 2025
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